                                                                    EXHIBIT 4.05

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   AMBAC INC.

     AMBAC Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

          1. The name of the Corporation is AMBAC Inc. The Corporation was originally incorporated under the name of AMBAC Inc. and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 29, 1991.

          2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the Restated Certificate of Incorporation of the Corporation.

          3. The text of the Restated Certificate of Incorporation of the Corporation is hereby restated and further amended to read in its entirety as follows:

                                    ARTICLE I

                                      Name

     The name of the corporation is Ambac Financial Group, Inc. (the "Corporation").

                                   ARTICLE II

                     Registered Office and Registered Agent

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                   ARTICLE III

                                Corporate Purpose

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                                   ARTICLE IV

                                  Capital Stock

     Section 4.1. Authorized Capital. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 104,000,000 consisting of 100,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and 4,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

     Section 4.2. Preferred Stock. The designations and the powers, preferences and rights and the qualifications, limitations or restrictions thereof of the shares of each class as Preferred Stock are as follows:

          (a) The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issuance of such series, adopted by the Board of Directors as hereinafter provided; provided, however, that in the event the Board of Directors of the Corporation provides that any series of Preferred Stock shall be given voting powers, such series shall not be entitled to vote separately as a single class other than as expressly required by law and for the election of one or more additional directors of the Corporation in the case of dividend arrearages or other specified events and such series of Preferred Stock shall not be granted the right to cast in excess of one vote per share of Preferred Stock.

          (b) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article IV and to the limitations prescribed by law, to authorize the issuance of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

               (i) The designation of such series;

               (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or non- cumulative;

               (iii) Whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

               (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

               (v) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock, or for debt securities, of the Corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

               (vi) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise;

               (vii) The restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

               (viii) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

     Section 4.3. Series A Junior Participating Preferred Stock. Pursuant to the authority vested in the Board of Directors in accordance with Section 4.2 hereof, the Board of Director has authorized the creation of a series of Preferred Stock with the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof as follows:

          (a) Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 500,000.

          (b) Dividends and Distributions.

               (i) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after January 31, 1996 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (ii) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in subparagraph (b)(i) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          (c) Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

               (i) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

               (ii) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (iii) (A) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

                    (B) During any default period, such voting right of the
               holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (C) of this subsection (c)(iii) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

                    (C) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this subparagraph (c)(iii)(C) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this subparagraph (c)(iii)(C) no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                    (D) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in subparagraph
               (iii)(B) of this subsection (c)) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (iii) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                    (E) Immediately upon the expiration of a default period, (x)
               the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and
               (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or By-laws irrespective of any increase made pursuant to the provisions of subparagraph (iii)(B) of this subsection (c) (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

               (iv) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          (d) Certain Restrictions.

               (i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in subsection (b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of

          Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                    (A) declare or pay dividends on, make any other
               distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                    (B) declare or pay dividends on or make any other
               distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (C) redeem or purchase or otherwise acquire for
               consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                    (D) purchase or otherwise acquire for consideration any
               shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

              (ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (i) of this subsection (d), purchase or otherwise acquire such shares at such time and in such manner.

         (e) Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          (f) Liquidation, Dissolution or Winding Up.

               (i) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in paragraph (iii) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

               (ii) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

               (iii) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (g) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (h) No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

          (i) Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of such series shall provide otherwise.

          (j) Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

         (k) Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

     Section 4.4. Common Stock. Except as otherwise provided by this Certificate of Incorporation or as otherwise from time to time provided by law, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

     Section 4.5. Substantial Stockholder.

          (a) So long as any Person other than the Corporation or a Subsidiary thereof is (without giving effect to this Section 4.5(a)) the beneficial owner of capital stock representing 10% or more of the votes entitled to be cast by the holders of all outstanding shares of capital stock (a "Substantial Stockholder"), the record holders of the shares of capital stock beneficially owned by such Substantial Stockholder shall have limited voting rights on all matters, as follows: with respect to the shares of capital stock that would entitle such record holders in the aggregate to cast less than 10% of the votes entitled to be cast by the holders of all Outstanding shares of capital stock, such record holders shall be entitled to cast the vote per share specified in this Certificate of Incorporation; and with respect to the shares of capital stock that would otherwise entitle such record holders in the aggregate to cast 10% or more of the votes entitled to be cast by the holders of all outstanding shares of capital stock, such record holders shall not be entitled to cast any votes for such shares, so that such record holders shall be entitled to cast with respect to all shares of capital stock held by such record holders in the aggregate only such number of votes that would equal (after giving effect to this Section 4.5(a)) one vote less than 10% of the votes entitled to be cast by all holders of outstanding shares of capital stock; provided, however, that the restriction on voting contained in this Section 4.5(a) shall not apply to any capital stock beneficially owned by any Substantial Stockholder whose acquisition or ownership of capital stock representing 10% or more of the votes entitled to be cast by the holders of all Outstanding shares of capital stock has been approved by the Wisconsin Insurance Commissioner. The aggregate voting power of such record holders, so limited, for all shares of capital stock beneficially owned by the Substantial Stockholder shall be allocated proportionately among such record holders as follows: for each such record holder, this allocation shall be accomplished by multiplying the aggregate voting power (after giving effect to the provisions of this Section 4.5(a)) of the Outstanding shares of capital stock beneficially owned by the Substantial Stockholder by a fraction the numerator of which is the number of votes that the shares of capital stock owned of record by such record holder would have entitled such record holder to cast were no effect given to this Section 4.5(a), and the denominator of which is the total number of votes which all shares of capital stock beneficially owned by the Substantial Stockholder would have entitled their record holders to cast were no effect given to this Section 4.5(a).

          (b) The Board of Directors by majority vote shall have the power and duty to determine for the purposes of this Article IV, on the basis of information known to them after reasonable inquiry, (i) whether a Person is a Substantial Stockholder, (ii) the number of shares of capital stock beneficially owned by any Person, (iii) whether a Person is an Affiliate or Associate of another, (iv) the Persons who may be deemed to be the record holders of shares beneficially owned by a Substantial Stockholder and (v) such other matters with respect to which a determination is required under this Article IV. Any such determination made in good faith shall be binding and conclusive on all parties.

          (c) The Board of Directors shall have the right to demand that any Person who is reasonably believed to be a Substantial Stockholder (or to hold of record shares of capital stock beneficially owned by a Substantial Stockholder) supply the Corporation with complete information as to (i) the record holder or holders of all shares beneficially owned by such Person,
     (ii) the number of shares of capital stock beneficially owned by such Person and held of record by each such record holder, and (iii) any other factual matter relating to the applicability or effect of this Article IV, as may reasonably be requested of such Person, and such Person shall furnish such information within ten days after the receipt of such demand.

          (d) Nothing contained in this Article IV shall be construed to relieve any Substantial Stockholder from any fiduciary obligation imposed by law.

     Section 4.6. Quorum. Except as otherwise provided in this Certificate of Incorporation, the presence in person or by proxy of the holders of record of shares of capital stock entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of Section 4.5(a)) entitled to be cast by the holders of all Outstanding shares of capital stock entitled to vote shall constitute a quorum at all meetings of the stockholders.

     Section 4.7. Majority Vote. If any class or series of the Corporation's capital stock shall be entitled to more or less than one vote for any share, on any matter for which such class or series is entitled to vote with one or more other classes or series, together as one class, every reference in this Certificate of Incorporation, the By-laws and in any relevant provision of law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

     Section 4.8. No Preemptive Rights. Except as otherwise provided by this Certificate of Incorporation or as otherwise from time to time provided by law, no holder of shares of any class or series of capital stock of the Corporation or of any security or obligation convertible into, or of any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of capital stock of the Corporation or any security or obligation convertible into, or any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized.

                                    ARTICLE V

                                   Definitions

     As used in this Certificate of Incorporation, the following terms shall have the following meanings:

     "Affiliate", with respect to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" or "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, by common management or otherwise. A Person having a contract or arrangement giving that Person control is deemed to be in control despite any limitations placed by law on the validity of the contract or arrangement. A corporation is deemed to be under common control with any corporation, regardless of ownership, if substantially the same group of persons manage the two corporations.

"Associate", used to indicate a relationship with a specified Person, shall mean
(i) any Person (other than the Corporation or a Subsidiary) of which such specified Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of the voting securities of such Person, (ii) any trust or other estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity, (iii) any relative or such spouse of such specified Person or any relative of such spouse who has the same home as such specified Person or who is a director or officer of the Corporation or any Subsidiary, and (iv) any Person who is a director or officer of such specified Person or any of its parents or subsidiaries (other than the Corporation or a Subsidiary).

     A Person shall be deemed a "beneficial owner" of any shares of capital stock of the Corporation (a) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such Person or any of its Affiliates or Associates has, directly or indirectly, the right to vote pursuant to any agreement, contract, arrangement or understanding, or (c) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any contract, agreement, arrangement or understanding for the purpose of holding or voting of any capital stock of the Corporation.

     "Outstanding", when used in reference to shares of stock, shall mean issued shares, excluding shares held in treasury.

     "Person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any Person and any other Person with whom such Person or any Affiliate or Associate of such Person has any agreement, contract, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

     "Subsidiary" shall mean any corporation of which a majority of any class of equity securities is beneficially owned, directly or indirectly, by the Corporation.

     "Substantial Stockholder" shall be defined as in Section 4.5 of this Certificate of Incorporation.

                                   ARTICLE VI

                                    Directors

     Section 6.1. Written Ballot. Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

     Section 6.2. No Liability. To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director.

                                   ARTICLE VII

                Indemnification of Directors, Officers and Others

     Section 7.1. Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the

Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a false plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.1(a) and (b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under Sections 7.1(a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 7.1(a) and (b). Such determination shall be made (i) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
     (iii) by the stockholders of the Corporation.

          (e) Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation authorized in this
     Article IX VII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

          (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.

          (h) For purposes of this Article VII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VIII

                                     By-laws

     The directors of the Corporation shall have the power to adopt, amend or repeal the By-laws of the Corporation.

                                   ARTICLE IX

                                 Reorganization

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                    ARTICLE X

                                    Amendment

     The Corporation reserves the right to amend, alter, change or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by law and the Certificate of Incorporation, and all rights conferred on stockholders in this Certificate of Incorporation are subject to this reservation.

                                   ARTICLE XI

                                 Effective Time

     This Amended and Restated Certificate of Incorporation shall become effective on July 11, 1997 at 5:00 p.m.


     IN WITNESS WHEREOF, AMBAC Inc. has caused this Amended and Restated Certificate of Incorporation to be signed on this 10th day of July, 1997, in its name and on its behalf by its Chairman, President and Chief Executive Officer.


                                                   /s/Phillip B. Lassiter
                                                   ----------------------------
                                                   Phillip B. Lassiter
                                                   Chairman, President and
                                                   Chief Executive Officer